As filed with the Securities and Exchange Commission on June 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL INDEMNITY GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	85-2619578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

112 S. French Street, Suite 105

Wilmington, DE 19801

(302) 691-6276

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian J. Riley

Chief Financial Officer

112 S. French Street, Suite 105

Wilmington, DE 19801

(302) 691-6276

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dwight S. Yoo

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 11, 2025

PROSPECTUS

$500,000,000

GLOBAL INDEMNITY GROUP, LLC

Class A Common Shares, Class B Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants to Purchase Class A Common Shares or Preferred Shares, Warrants to Purchase Debt Securities, Purchase Contracts and Purchase Units

Global Indemnity Group, LLC (“Global Indemnity”) may offer and sell from time to time the securities described in this prospectus. We may offer these securities separately or together in any combination and as separate series. This prospectus provides you with a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Global Indemnity’s Class A Common Shares are traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “GBLI”.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and the documents incorporated herein by reference.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

As used in this prospectus, unless the context requires otherwise, (1) “Global Indemnity,” “we,” “us,” “the Company” and “our” refer to Global Indemnity Group, LLC, a Delaware limited liability company, (2) references to “dollars” and “$” are to United States currency and (3) the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Global Indemnity filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, relating to the Class A Common Shares, Class B Common Shares, preferred shares, depositary shares, debt securities, warrants, purchase contracts and purchase units described herein. This prospectus provides you with a general description of the securities that Global Indemnity may offer.

This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that may be offered under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•

were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect the Company’s current views with respect to future events and financial performance. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions or natural disasters, and statements about the future performance, operations, products and services of the companies.

We have based the forward-looking statements included or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section captioned “Risk Factors” and elsewhere in this prospectus or documents incorporated by reference herein. These risks are not exhaustive. Other sections of this prospectus or documents incorporated by reference herein include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

The Company’s business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. See “Risk Factors” in Item 1A of Part I in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2025, for risks, uncertainties and other factors that could cause actual results and experience to differ from those projected. You may obtain copies of this document as described under the heading “Where You Can Find More Information.”

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those set forth herein or in our annual, quarterly and other reports we file with the SEC. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We do not intend to update these forward-looking statements, except as required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in the section captioned “Risk Factors” and elsewhere in this prospectus or documents incorporated by reference herein, as updated by our subsequent filings under Exchange Act.

The Company’s forward-looking statements speak only as of the date of this report or as of the date they were made. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

GLOBAL INDEMNITY GROUP, LLC

Global Indemnity Group, LLC is a Delaware limited liability company. Global Indemnity Group, LLC’s Class A Common Shares are publicly traded on the NYSE. Global Indemnity Group, LLC’s predecessors have been publicly traded since 2003.

Global Indemnity Group, LLC is a publicly traded partnership for U.S. federal income tax purposes. Global Indemnity Group, LLC believes that it has met in previous taxable years, and intends to manage its affairs so that it will continue to meet in the current and subsequent taxable years, the qualifying income exception to maintain partnership status for U.S. federal income tax purposes. As a partnership, Global Indemnity Group, LLC is generally not subject to federal income tax and most state income taxes. For U.S. federal income tax purposes, a holder of Global Indemnity Group, LLC’s Class A Common Shares is treated as a partner in a partnership. Shareholders are required to take into account their allocable share of Global Indemnity Group, LLC’s items of income, gains, losses, deductions, and other items of the partnership for Global Indemnity Group, LLC’s taxable year ending within or with the shareholders’ taxable year, regardless of whether any cash or other distributions are made to shareholders. Global Indemnity Group, LLC will furnish to each shareholder, as soon as reasonably practical after the close of each calendar year, specific tax information, including a Schedule K-1, which describes the shareholders’ share of Global Indemnity Group, LLC’s income, gains, losses, and deductions for Global Indemnity Group, LLC’s preceding taxable year. Income earned by the subsidiaries of Global Indemnity Group, LLC is subject to corporate tax in the United States and certain foreign jurisdictions and, therefore, is not taxable to Global Indemnity Group, LLC’s shareholders until the income is distributed by the subsidiaries to Global Indemnity Group, LLC.

The Company operates its business through three segments, Agency and Insurance Services, Belmont Insurance Companies – Core, and Belmont Insurance Companies – Non-Core. Agency and Insurance Services consists of (i) three agencies: Penn-America Insurance Services, LLC, J.H. Ferguson, LLC, which includes the Vacant Express division, and Collectibles Insurance Services, LLC that source, underwrite and service policies and (ii) two strategic insurance product and service businesses: Liberty Insurance Adjustment Agency, Inc., a claims adjustment and claims service business, and Kaleidoscope Insurance Technologies, Inc., a proprietary insurance software and services provider. Belmont Insurance Companies – Core, previously known as the Penn-America segment, consists of insurance company operations for ongoing direct insurance products and assumed reinsurance products, which are offered in the excess and surplus lines marketplace. Belmont Insurance Companies—Non-Core, previously known as the Non-Core Operations segment, consists of insurance company operations for lines of business that have been de-emphasized or are no longer being written. The primary activities of Belmont Non-Core are servicing the run-off of polices/treaties, adjusting claims and estimating loss reserves on de-emphasized and terminated business.

During the fourth quarter of 2024, the Company restructured its insurance operations to strengthen its market presence and enhance Global Indemnity’s focus on core products and, in the first quarter of 2025, the Company realigned the composition of its reportable segments to reflect how the Company manages its operations. Management believes the three segments, as outlined in the paragraph above, allow users of the Company’s financial statements to better understand the Company’s performance, better assess prospects for future net cash flows, and make more informed judgments about the Company as a whole.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein, including the matters discussed under “Risk Factors” in Item 1A of Part I in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025 and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities. In addition, you should carefully consider information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, the financing for acquisitions, repurchases of common shares, repayment of indebtedness, and expansion of the net underwriting capacity of our insurance subsidiaries. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary. This summary is subject to the Delaware Limited Liability Company Act (the “DLLCA”) and to the complete text of our Limited Liability Company Agreement (our “LLC Agreement”), which is incorporated herein by reference. See “Where You Can Find More Information.” We encourage you to read those laws and documents carefully.

Capital Structure

Authorized Share Capital

Our authorized share capital is (i) 600,000,000 Class A Common Shares, without par value, up to 5,000,000 shares of which may be designated by the Company as Class A-2 Common Shares, (ii) 300,000,000 Class B Common Shares, without par value, and (iii) 100,000,000 Preferred Shares, without par value, 4,000 of which are designated as a series of Preferred Shares denominated Series A Cumulative Fixed Rate Perpetual Shares. Our LLC Agreement authorizes our board of directors (the “Board”) to:

•	authorize and issue additional shares of any existing class or series of shares; and

•

(x) create new classes or series of shares, with such distinctive designations, preferences and other rights (including voting rights), and such qualifications, limitations or restrictions, as set forth in writing creating such new class or series (such writing, a “Share Designation”) and (y) authorize and issue shares of any such newly created class or series.

Issued Share Capital

As of May 7, 2025, we had 10,481,076 Class A Common Shares (including 550,000 Class A-2 Common Shares), 3,793,612 Class B Common Shares and 4,000 Series A Cumulative Fixed Rate Preferred Shares outstanding.

Class B Common Shareholders are entitled to cast 10 votes for each Class B Common Share held, whereas Class A Common Shareholders are entitled to cast 1 vote for each Class A Common Share held. If there is a Class B Majority Shareholder (as defined below), they are entitled to special rights in the appointment of directors. See “Election of Directors.”

The rights and restrictions to which the common shares are subject are prescribed in our LLC Agreement. Our LLC Agreement entitles the Board, without shareholder approval, to determine the terms of the preferred shares issued by us. Our Board is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preferred shares and to establish the characteristics of each series, including the voting powers and such distinctive designations, preferences and relative, participating, optional or other special rights, powers and duties and such qualifications, limitations or restrictions thereof not inconsistent with applicable law.

Reduction of Share Capital

Our LLC Agreement requires an amendment to approve the reduction of the authorized shares of any class or series. See “Amendment of Governing Documents” for the approvals required to effect any amendment to our LLC Agreement.

Governance

Preemptive Rights, Warrants and Options

The DLLCA does not provide any statutory preemptive rights.

Except as may be set forth in any Share Designation, our LLC Agreement does not provide shareholders with any preemptive, preferential or similar rights with respect to the issuance of our shares. The DLLCA does not restrict the ability of our directors to issue warrants or options relating to our underlying shares.

Our LLC Agreement authorizes the Board to issue options, rights, warrants and appreciation rights relating to shares at any time for any purpose to such persons and for such consideration, and on such other terms and conditions, as the Board may determine.

As a NYSE-listed company, we are subject to the rules of NYSE, and such rules require shareholder approval of share issuances in certain circumstances.

Dividends and Distributions

Our LLC Agreement authorizes the Board, subject to the applicable provisions of the DLLCA, to declare and pay distributions of cash or other assets to the shareholders at any time, and from time to time, subject to the terms of any Share Designation.

Under the DLLCA, a limited liability company may not make a distribution to its shareholders if, after giving effect to the distribution, the liabilities of the limited liability company (other than liabilities to members on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specified property of the limited liability company) would exceed the fair value of its assets (except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds that liability).

Except as may be set forth in any Share Designation, any distributions declared by the Board must be paid to the holders of Class A Common Shares and Class B Common Shares on a pro rata basis. Any additional classes or series of shares created by the Board pursuant to a Share Designation may rank senior, equal or junior to the Class A Common Shares and Class B Common Shares with respect to distributions. Our LLC Agreement authorizes us to withhold from payments or other distributions to shareholders, and to pay over to any U.S. federal, state or local government or any foreign government, any amounts required to be so withheld pursuant to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable tax law.

Share Repurchases, Redemptions and Conversions

Our LLC Agreement authorizes the Board to (i) issue shares that may, or are required to, be redeemed at the option of the shareholder or the Company and (ii) purchase any class or series of shares from any shareholders, in each case, on such terms and in such manner as the Board determines.

Each Class B Common Share is convertible at any time, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Common Shares at the then-applicable “Conversion Ratio” set forth in our LLC Agreement. The Conversion Ratio initially is 1:1, and is subject to adjustment for any share distribution or forward or reverse share splits of Class A Common Shares, or any split, subdivision, combination, reclassification or other similar transaction affecting the number or composition of Class A Common Shares, in each case, where the Class B Common Shares has not been proportionately affected thereby.

If the Board determines that any shareholder’s ownership of shares will result in any non-de minimis adverse tax, legal or regulatory consequence to us, any subsidiary of ours or any other direct or indirect holder of our shares (an “Adverse Consequence Determination”), we have the option, at our sole discretion, to (i) redeem, (ii) repurchase or (iii) assign to a third party the right to purchase, the minimum number of shares held by such shareholder as is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence. If the applicable shares (i) are traded on a national securities exchange, they will be sold for fair market value as determined by the Board based on the last sales price per share as of the close of trading of such national securities exchange or, if there is no such last sales price, the average of the bid and ask price per such share, in each case, for the eight (8) trading days prior to such date or (ii) are not traded on a national securities exchange, they will be sold for fair market value as determined by the Board, subject to such shareholder’s right to challenge such valuation and require us to retain an independent appraiser to determine the value of such shares.

Share Distributions

Our LLC Agreement authorizes the Board to declare and pay to the shareholders distributions in the form of additional shares, or effect a split, subdivision or combination of shares of any class or series at any time, subject to the applicable provisions of the DLLCA and any Share Designation.

Shareholder Approval of Business Combinations

Our LLC Agreement requires common shareholder approval for:

•

any merger, consolidation, conversion or division of the Company, unless such transaction (i) would not result in the loss of the limited liability of any shareholder, and (ii) effects a mere change in the legal form of the Company into one or more limited liability entities; or

•

any sale of all or substantially all of the assets of the Company to any person other than a wholly-owned subsidiary of the Company (and “substantially all of the assets” will mean assets having a net book value (after taking into account any liabilities to which such assets are subject) equal to or greater than 80% of the total shareholders’ equity of the Company, in each case, as set forth on the latest annual or quarterly consolidated balance sheet of the Company filed with the SEC.

Disclosure of Interests in Shares

The DLLCA does not require a shareholder to notify the Company of its ownership of our shares or other interests in us. The Exchange Act requires that any person or group (as defined in the Exchange Act) beneficially owning 5% or more of our common shares comply with the reporting requirements under Regulation 13D-G of the Exchange Act and disclose such ownership.

We are entitled to obtain such other information about each shareholder (and each beneficial owner of shares) as is necessary or appropriate in connection with such shareholder’s ownership of shares and in order to permit us to carry out our obligations under our LLC Agreement.

Appraisal Rights

The DLLCA does not provide appraisal rights to members of a limited liability company unless such rights are explicitly included in its limited liability company agreement.

Our LLC Agreement does not provide for any appraisal rights, except to the limited extent provided with respect to the required redemption or repurchase of shares in the event of an Adverse Consequence Determination. Our LLC Agreement expressly provides that shareholders are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation, conversion, division, sale of all or substantially all of the assets of us or our subsidiaries, or any other similar transaction or event.

Anti-Takeover Measures; Share Issuances; Transfer Restriction

The Board has the authority to issue any authorized but unissued shares of any existing class or series of shares and to create additional classes or series of shares pursuant to a Share Designation and authorize and issue shares of any such newly created class or series.

Our LLC Agreement authorizes the Board to decline to approve or register any purported transfer of shares:

•	in the event of an Adverse Consequence Determination;

•

unless (x) such transfer has been registered under the Securities Act or (y) an opinion from counsel acceptable to the Board shall have been delivered to us to the effect that registration of such transfer under the Securities Act is not required; or

•	if the transfer has not been approved by any applicable governmental entities whose approval is required.

The Board has the authority to request such information as it may request for the purpose of determining whether any transfer should be permitted. If such information is not provided, the Board may decline to recognize, approve or authorize such transfer. Any transfer or purported transfer of any shares in violation of our LLC Agreement will be of no force or effect and null and void ab initio.

Notwithstanding anything to the contrary above, nothing prevents the settling of any transaction involving shares entered into through NYSE or any other applicable national securities exchange.

Voting of Subsidiaries’ Shares

Our LLC Agreement grants the Board the full power and authority to undertake any action in connection with our interest or participation in any of our subsidiaries.

In addition, our LLC Agreement provides that the shareholders authorize the Board to approve any “conflict of interest” transactions between one or more directors or their affiliates, on the one hand, and any subsidiary of ours, on the other hand, in the same manner that any “conflict of interest” transaction involving the Company may be approved pursuant to our LLC Agreement. See “Conflicts of Interests” below.

Election of Directors

Our LLC Agreement provides that the number of directors comprising the Board will be fixed by the Board from time to time (and, if not fixed, will be a minimum of 1 and an unlimited maximum number of directors).

Directors (other than Designated Directors (as defined below)) will be elected at each annual meeting of shareholders by a plurality of the votes of outstanding shares present in person or represented by proxy and entitled to vote on the election of directors. If, at any time, there shall be a Class B Majority Shareholder (as defined below), then such Class B Majority Shareholder will have the right to appoint a number of directors (the “Designated Directors”) to the Board as is proportionate to the aggregate voting power of all shares then held by the Class B Majority Shareholder (as a percentage of the voting power represented by all outstanding shares), rounded up to the nearest whole number of directors and determined as of December 1st, each to serve a one (1) year term that begins on January 1st, or such other date as may be set forth.

“Class B Majority Shareholder” means any person or any “group” (as defined in the Exchange Act) that, together with their respective affiliates (and each of their receptive successors), beneficially holds (i) a majority of the outstanding Class B Common Shares and (ii) shares representing an aggregate of at least 25% of the Company’s voting power.

Filling of Vacancies by the Board

Our LLC Agreement provides that any vacancy on the Board that results from an increase in the number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director, based on the recommendation of the Chairman of the Board, except that any such vacancy may be filled by the Class B Majority Shareholder if, and to the extent, necessary to ensure that the number of Designated Directors, after giving effect to the filling of such vacancy, is proportionate to the aggregate voting power of all shares then held by the Class B Majority Shareholder (as a percentage of the voting power represented by all outstanding shares), rounded up to the nearest whole number of directors.

Our LLC Agreement provides that vacancies on the Board resulting from the resignation, removal, death or disability of:

•

any director (other than a Designated Director) will be filled only by the Board upon the affirmative vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, based upon the recommendation of the chairman of the Board; and

•

any Designated Director will be filled only by the Class B Majority Shareholder (for so long as there shall be a Class B Majority Shareholder, and thereafter, such vacancy will be filled by a majority of the remaining directors as described in the first clause above).

Each director will be elected (which, for the avoidance of doubt, does not include any Designated Director) to serve a one-year term and shall serve until such director’s successor is duly elected or the earliest to occur of such director’s resignation, removal or death. Any Designated Director appointed to fill a vacancy shall hold office until the end of the then current calendar year, or until such Designated Director’s earlier death, resignation or removal.

Removal of Directors

Our LLC Agreement provides that, subject to the rights of holders of any shares set forth in a Share Designation, any directors who are not Designated Directors may be removed at any time, with or without cause, upon Common Shareholder Approval (as defined below), taken either at a shareholders meeting called for such purpose or by written or electronic consent. Designated Directors may be removed, with or without cause, only by the Class B Majority Shareholder (for so long as there continues to be a Class B Majority Shareholder).

Board and Committee Composition; Management

Our LLC Agreement provides that the Board may form committees from time to time and, to the extent provided in the Board resolution establishing such committee, any such committee may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company.

Members of each Board committee will be selected by the Board from time to time, except that any Class B Majority Shareholder will have the sole right to designate a number of members of each committee of the Board as is proportionate to the voting power of all outstanding shares then held by such Class B Majority Shareholder, rounded up to the nearest whole number of directors.

Duties of the Board of Directors

Our business and affairs are managed by the Board, which has the full power and authority to do, and to direct our officers to do, all things necessary or appropriate to conduct our business, subject to such matters that, pursuant to our LLC Agreement, require approval of shareholders (or any class of shareholders).

Our LLC Agreement provides that, to the fullest extent permitted by the DLLCA, no covered person will have any duties, at law or in equity, including any fiduciary duties, to us, any shareholder or any other person, arising out of, relating to, or in connection with us, the conduct of our business and affairs, or any action or omission taken or omitted to be taken, or consent or approval given or withheld, in each case, in such person’s capacity as a director or shareholder, respectively, whether pursuant to our LLC Agreement or otherwise, other than those duties (if any) expressly set forth in our LLC Agreement (and subject to the implied contractual covenant of good faith and fair dealing, to the extent applicable).

Our LLC Agreement provides that whenever a covered person takes any action (or omits to take any action), or is permitted or required to make any decision or determination with respect to us or our business and affairs, then, to the fullest extent permitted by law, it will be entitled to take such action (or omit to take such action), or to make such decision or determination, in its sole and absolute discretion, and will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us, any of the shareholders or any other person, and will not be subject to any other or different standards that may otherwise apply.

Our LLC Agreement provides that for all purposes thereof, each covered person (in each case, acting in its capacity as such), acting on behalf of us or in connection with our business and affairs, will be conclusively presumed to be acting in good faith if it (or, in the case of the Board, a majority of the directors participating in the decision) subjectively believe(s) that the action taken (or omitted to be taken), the consent or approval given or withheld, or the decision or determination made or not made, is in or is not opposed to the best interests of us.

Indemnification of Directors and Officers; Insurance

We are required to indemnify and hold harmless (i) our current and former directors and executive officers (and each current and former director and executive officer of the Company’s predecessors (including Global Indemnity Limited)), (ii) the chairman of the Board (acting in such capacity), (iii) each Class B Majority Shareholder (including any member of a “group” (as defined in the Exchange Act) constituting a Class B Majority Shareholder) and its affiliates and successors, and (iv) our partnership representative (the persons set forth in the foregoing

(i) through (iv), collectively, “Indemnified Persons”). Indemnified Persons are entitled, under our LLC Agreement, to indemnification by us, to the fullest extent permitted by the DLLCA, against all losses (including expenses) incurred by such Indemnified Persons in connection with any claims involving such Indemnified Persons in their capacity as Indemnified Persons (other than claims brought by the Company with the prior approval of the Board) (“Indemnified Claims”), except in the case of fraud, as determined by a final, non-appealable determination. Indemnified Persons will only be entitled to indemnification from the Company for claims brought by such Indemnified Persons if such claims are Indemnified Claims. Indemnified Persons will also be entitled to indemnification with respect to claims brought by or against such Indemnified Persons that are not Indemnified Claims if they are successful on the merits with respect to such claims pursuant to a final, non-appealable determination.

Indemnified Persons will be entitled, under our LLC Agreement, to advancement of expenses (including attorneys’ fees) in connection with any Indemnified Claims prior to the resolution thereof upon the receipt by us of an undertaking by or on behalf of such Indemnified Persons to repay such amount if it ultimately shall be determined that the Indemnified Persons are not entitled to be indemnified.

Our LLC Agreement permits the Board to indemnify and advance expenses to persons other than the Indemnified Persons (e.g., officers other than executive officers).

Indemnified Persons will not be denied indemnification because they had an interest in the transaction with respect to which the indemnification applies, so long as the transaction is not otherwise prohibited under our LLC Agreement.

Indemnification and advancement of expenses will be made only out of our assets, and no covered person shall be personally liable for any indemnification or advancement payments.

We may enter into one or more agreements with any person that provide for indemnification greater than or different than that provided in our LLC Agreement.

We may purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against and incurred by such Indemnified Person in any capacity in which such Indemnified Person is entitled to indemnification under our LLC Agreement, or arising out of such Indemnified Person’s status as such, whether or not we would have the obligation to indemnify such Indemnified Person against such liability under our LLC Agreement.

Limitation on Director Liability

Our LLC Agreement provides that, to the fullest extent permitted by the DLLCA, covered persons will not be liable to us, the shareholders or any other persons for monetary damages for any breach of duties, except in the case of Fraud, as determined by a final, non-appealable determination.

Conflicts of Interest

Our LLC Agreement provides that shareholders and non-employee directors will have no obligation or duty to refrain from, directly or indirectly, (i) engaging in the same or similar business activities or lines of business in which we or any of our affiliates engages or proposes to engage or (ii) otherwise competing with us or any of our affiliates, in each case, except to the extent otherwise set forth in a binding agreement entered into between a shareholder or non-employee director, on one hand, and us or any other group member, on the other hand.

We and each shareholder renounce any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be available to a shareholder or non-employee director, and the doctrine of “corporate opportunity” does not apply to the shareholders or non-employee directors. However, neither we nor any shareholder renounce any interest in any business opportunity offered to any non-employee director if such opportunity is expressly offered to such person solely in his or her capacity as a director, and the foregoing sentence shall not apply to any such business opportunity.

Any resolution or course of action approved by the Board (or a committee thereof) in respect of any transaction in which a director or shareholder has an interest will be permitted and deemed approved by all shareholders, and will not constitute a breach of our LLC Agreement or any other duty, if such resolution or course of action is:

(A) approved by a majority of the members of a Board committee (the “Conflicts Committee”) composed solely of directors who, as of the date of approval of any matter by the Conflicts Committee, has not, and whose family members have not, during the three (3) year period immediately preceding the date of such approval, been employed by or accepted any compensation in excess of $120,000 during any period of twelve (12) consecutive months within such three (3) year period from the director or shareholder (or their respective affiliates) who is a party to the transaction or other matter that is the subject of such approval, other than (i) compensation for board or board committee service, (ii) compensation paid to a family member who is an employee (other than an executive officer) of such director or shareholder (or their affiliates), and (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

(B) approved by a majority of the disinterested Combined Voting Power (as defined below);

(C) on terms that, when taken together in their entirety, are no less favorable to us than those generally being provided to or available from unrelated third parties; or

(D) fair and reasonable to us, taking into account the totality of the relationships between the parties involved.

If approval pursuant to clause (A) above is obtained, or if the Board determines that the resolution or course of action taken satisfies either of the standards set forth in clause (C) or (D) above, then it shall be presumed that, in making its determination, the Conflicts Committee or the Board, as applicable, acted in good faith, and in any proceeding brought by or on behalf of any shareholder or us challenging such determination, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption and will be required to prove that the Conflicts Committee or the Board, as applicable, in making such determination, did not subjectively believe that the resolution or course of action taken with respect to such underlying matter was in or not opposed to our best interests.

A director may vote in respect of any matter where such director is an interested director, and such director’s vote shall be counted in respect thereof.

Shareholder’s Suits; Dispute Resolution

Under the DLLCA, shareholders may bring an action in the right of the Company to recover a judgment in the Company’s favor if the Board has refused to bring the action or an effort to cause the Board to bring such action is not likely to succeed.

A shareholder may also be permitted to bring a claim against the Company in such shareholder’s personal capacity where such shareholder has suffered harm independent of any injury to the Company.

Our LLC Agreement does not permit shareholders to seek an order for the Company to be judicially dissolved.

Our LLC Agreement requires any and all claims by and among us, any shareholder, and any of our directors, officers or employees, or any of their respective affiliates, arising out of or relating to our LLC Agreement, or any rights or obligations thereunder, our internal affairs, the ownership, transfer or rights or obligations of or with respect to, any shares, or any action or inaction arising out of or relating to any of the foregoing, as well as any question of the arbitrator’s jurisdiction or the existence, scope or validity of our LLC Agreement’s arbitration mechanism, shall be submitted, upon written notice delivered by any party to such claim, to confidential, final and binding arbitration before JAMS, in accordance with the JAMS Procedures in effect at the time, except to the extent such procedures are modified in our LLC Agreement; provided, however, that the foregoing arbitration requirements will not apply with respect to any federal securities laws claims brought under the Securities Act or the Exchange Act, for which the United States District Court for the District of Delaware shall be the sole and exclusive forum, unless we otherwise consent. For the avoidance of doubt, any claims other than such federal securities laws claims, including any claims accompanying any such federal securities laws claim will continue to be subject to the mandatory arbitration provisions of our LLC Agreement.

The seat of arbitration shall be New York, New York and the arbitration shall be conducted in the English language. The parties to the arbitration will select, within 20 days of delivery by any party of a copy of the demand for arbitration, a single individual to serve as a neutral, mutually agreed upon arbitrator. If the parties are unable to agree upon a single individual to serve as arbitrator, then the arbitrator will be selected by JAMS in accordance with the JAMS Procedures.

Such arbitration will be conducted using the “baseball” method. Under such arbitration, each of the parties to the dispute will simultaneously submit a proposed resolution of such dispute, after the conclusion of all testimony, to the arbitrator, who must make a determination by selecting, without modification, one of the resolutions submitted by the parties. In addition to monetary damages, the arbitrator shall be empowered to award equitable relief.

The non-prevailing party (as determined in accordance with the arbitrator’s decision) will be responsible for paying all of the reasonable out-of-pocket fees and expenses (including attorneys’ fees and disbursements) of the other party or parties to such arbitration as well as all costs of the arbitration and fees of the arbitrator.

The decision of the arbitrator will be final and binding, shall not be subject to appeal, and shall be the sole and exclusive remedy between the parties regarding any disputes presented to the arbitrator. The prevailing party will be entitled to seek enforcement of the arbitrator’s decision in any court of competent jurisdiction.

All arbitration proceedings under our LLC Agreement will be confidential, and the parties and their agents agree not to disclose to any third party (i) the existence or status of the arbitration, (ii) all information made known and documents produced in the arbitration not otherwise in the public domain, and (iii) all awards arising from the arbitration, except and to the extent that disclosure is required by applicable law or is required to protect or pursue a legal right.

Shareholder Consent to Action without Meeting

Our LLC Agreement provides that the shareholders may act by written or electronic consent executed and delivered by shareholders holding at least the Combined Voting Power necessary to approve such action.

Annual Meetings of Shareholders

Our LLC Agreement provides that an annual meeting of shareholders will be held at such time and place as the Board determines, with such procedures and guidelines, including those regarding remote communication, as may be adopted by the Board in connection with such annual meeting.

Whenever shareholders are entitled to vote on any matter at a shareholders meeting, a written notice of the meeting shall be given to shareholders entitled to vote, stating the place, date and hour of the meeting (any the means, if any, of remote communications to access such meeting), and the purpose or purposes for which the meeting is called. Written notice of any meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to notice of and to vote at such meeting.

Extraordinary Meetings of Shareholders

Our LLC Agreement provides that special meetings of the shareholders may be called by (i) the chairman of the Board, (ii) in the absence of the chairman of the Board, a majority of the directors then serving on the Board or (iii) holders of at least 66.67% of the voting power of the outstanding Class A Common Shares and Class B Common Shares, with such voting power measured as if the Class A Common Shares and Class B Common Shares were a single class (“Combined Voting Power’), with Class A Common Shares being entitled to 1 vote per share and Class B Common Shares being entitled to 10 votes per share.

Record Dates for Shareholder Meetings

Our LLC Agreement provides that the Board may determine the record date, which must be between 10 and 60 days before the date of the applicable shareholder meeting. If no record date is fixed by the Board, the record date will be the close of business on the next day preceding the day on which notice was given (or if notice was waived, the close of business on the day next preceding the day the meeting is held). Only those record holders of outstanding shares on the record date fixed by the Board in respect of a shareholder meeting shall be entitled to receive notice of, attend and vote as such meeting.

Director Nominations; Proposals of Shareholders

Directors (other than the Designated Directors who will be appointed as described above) are nominated by the Board for election at each shareholders meeting. Shareholders also may nominate candidates for election to the Board and bring business before an annual shareholders meeting, subject to the satisfaction of certain advance notice and minimum share ownership and holding period requirements.

In order for any shareholder (other than a Class B Majority Shareholder) to nominate an individual for election as a director at a shareholders annual meeting, such shareholder must (i) deliver written notice to us between 120 and 150 days prior to the anniversary date of the immediately preceding annual meeting, containing detailed information about the individual to be nominated, the shareholder giving notice, and such other information set forth in our LLC Agreement and (ii) have held shares representing at least 1% of the Combined Voting Power of the outstanding Class A Common Shares and Class B Common Shares for a continuous period of 2 years prior to the date of such notice (and must continue to hold such shares through the record date for the determination of shareholders entitled to notice of and to vote at such meeting).

No business may be transacted at a shareholders meeting unless it is included in the notice of such meeting. In order for any business to be brought by a shareholder at an annual meeting, such shareholder must (i) deliver written notice to us between 120 and 150 days prior to the anniversary date of the immediately preceding annual meeting, containing a description of the business and reasons therefor, detailed information regarding the shareholder giving notice, and such other information set forth in our LLC Agreement and (ii) have held shares representing at least 1% of the Combined Voting Power of the outstanding Class A Common Shares and Class B Common Shares for a continuous period of 2 years prior to the date of such notice (and must continue to hold such shares through the record date for the determination of shareholders entitled to notice of and to vote at such meeting).

Adjournment of Shareholder Meetings

Our LLC Agreement provides that any shareholders meeting may be adjourned from time to time by the chairman of the meeting, to be reconvened at the same or some other place. No business shall be transacted at an adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Notice is not required to be given of such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

Voting

Our LLC Agreement provides that, except (i) with respect to the right of Class B Majority Shareholders to appoint and remove the Designated Directors and (ii) with respect to certain amendments to our LLC Agreement, each as described below, the holders of Class A Common Shares and Class B Common Shares vote together as a single class on all matters on which holders of common shares are entitled to vote. Preferred shares (and any additional class of common shares) will have such voting rights (if any) as shall be specifically set forth in the applicable Share Designation.

Approval of any matter by holders of common shares will require the affirmative vote of holders of Class A Common Shares and Class B Common Shares, voting together as a single class, either (A) at a meeting of shareholders at which a quorum is present, by a majority of the votes cast or (B) by action by consent of the shareholders, by a majority of the voting power represented by all outstanding Class A Common Shares and Class B Common Shares, in each case, (A) and (B), with the holders of Class A Common Shares entitled to cast 1 vote for each Class A Common Share held by them and holders of Class B Common Shares entitled to cast 10 votes for each Class B Common Share held by them (such approval, “Common Shareholder Approval”), except (i) to the extent that NYSE rules (or other applicable law or stock exchange rules) require approval by a greater percentage of shares and (ii) with respect to certain amendments to our LLC Agreement, as described below. In the case of a tie on any vote of shareholders, the chairman of the meeting will have the right to cast the deciding vote.

On any matter that is to be voted on by the shareholders at a meeting of shareholders, the shareholders may vote in person or by proxy.

Supermajority Voting

Our LLC Agreement requires supermajority approval of the shareholders to call a special meeting, as described above. All other matters requiring shareholder approval must be approved by Common Shareholder Approval, except to the extent set forth in “Amendment of Governing Documents” below.

Amendment of Governing Documents

Our LLC Agreement provides that amendments thereto may be proposed only by the Board (except to the extent provided otherwise in any Share Designation), and that the Board will have no duty or obligation whatsoever, at any time, to propose any amendment to our LLC Agreement. If any shareholder or other person requests any amendment to our LLC Agreement, the Board may decline to do so, free of any duty or obligation whatsoever to the Company or any shareholder or other person.

The Board, without the approval of any shareholder or any other person, may as a general matter amend any provision of our LLC Agreement, except that:

•

no provision that provides shareholders with the right to approve or consent to any action may be amended to eliminate or reduce such right, unless approved by shareholders whose aggregate voting power constitutes not less than the approval or consent necessary to approve or consent to such action;

•	no amendment may impose personal liability or a capital contribution obligation on any shareholder without such shareholder’s consent;

•

any amendment that would materially and adversely alter or change the rights of any shares in a manner that is disproportionate to the effect of such amendment on other classes or series of shares must be approved by the holders of a majority of the adversely affected shares; and

•	any amendment to the amendment section of our LLC Agreement will require Common Shareholder Approval.

Variation of Rights Attaching to a Class or Series of Shares

Notwithstanding the above, if any proposed amendment to our LLC Agreement would materially and disproportionately affect the rights, powers or privileges of any class of shares as compared to the effect thereon on other classes of shares, then such amendment will also require the prior approval of a majority of the outstanding shares of such affected class, voting as a separate class.

Information Rights

Our LLC Agreement provides that the shareholders’ rights to information are limited to such information as shall be filed by us with the SEC or included in any annual report or other communications from time to time, and such tax information (if any) we may send to our shareholders, and no shareholder shall have the right to obtain or access any other information, including any books and records, of us (or our subsidiaries).

Each shareholder (other than a Class B Majority Shareholder) agrees to maintain the confidentiality of any non-public information provided to such shareholder by or on behalf of us relating to us or our affiliates; provided that such shareholder may disclose any such information in certain limited instances.

Sinking Fund

Our common shares have no sinking fund provision.

Liability for Further Calls or Assessments

All shares issued pursuant to and in accordance with our LLC Agreement will be fully paid and non-assessable limited liability company interests in us, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA.

Transfer and Registration of Shares

Our officers will keep or cause to be kept on our behalf a share register. In furtherance of the foregoing, we may appoint a bank, trust company or other person to act as registrar and transfer agent. When a person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another person in acquiring or holding shares, as between us, on the one hand, and such other person, on the other, such representative person shall be deemed the record holder of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially through a representative person to a person who will also hold such shares beneficially through the same representative person will not be registered in our official share register, as the representative person will remain the record holder of such shares.

We will not recognize a transfer until the transfer is registered on our books and the applicable transfer agent. We may also require, as a condition to the registration of any transfer, the payment of an amount necessary to cover any tax or other governmental charge that may be imposed with respect to such transfer.

A person will be admitted as a shareholder and will automatically become bound by the terms, restrictions, duties, obligations and conditions of our LLC Agreement immediately upon such person’s purchase or other acquisition of any share in accordance with the terms and conditions of our LLC Agreement, without any requirement that such person execute our LLC Agreement. A person may become a shareholder without the consent or approval of any of the shareholders, but a person may not become a shareholder without acquiring a share. Until a transferee becomes a shareholder, such transferee is not entitled to receive distributions or to any other rights to which the transferor was entitled.

See “Anti-Takeover Measures; Share Issuances; Transfer Restriction” for restrictions on the transfer of shares. The Board may impose additional restrictions on the transfer of shares if the Board determines such restrictions are necessary or advisable to avoid a significant risk on us becoming taxable as a corporation for U.S. federal income tax purposes.

Notwithstanding anything to the contrary above, nothing will prevent the settling of any transaction involving shares entered into through NYSE or any other applicable national securities exchange.

Dissolution; Rights upon Liquidation

Pursuant to our LLC Agreement, we may be dissolved only upon the approval of the Board or if we cease to have any shareholders. Each shareholder will be deemed to have waived any and all right to seek judicial dissolution of us pursuant to Section 18-802 of the DLLCA or otherwise.

Upon any such dissolution, we will be wound up and our assets will be distributed (a) to our creditors, including shareholders and directors who are creditors, (b) to the shareholders and former shareholders in satisfaction of liabilities for distributions and (c) to the shareholders, in proportion to the number of shares held by them.

Enforcement of Civil Judgments Rendered by Foreign Courts

Pursuant to the Delaware Uniform Foreign-Country Money Judgments Recognition Act (Chapter 48, Title 10 of the Delaware Code) (the “UFCMJRA”), where a “foreign country judgment” (as defined in the UFCMJRA) grants or denies recover of a sum of money that, under the law of the foreign country where such judgment rendered, is final, conclusive and enforceable, a Delaware court will recognize such judgment except in in certain limited instances as set forth in the UFCMJRA and under common law.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among Global Indemnity, a depositary selected by Global Indemnity and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

•	if all outstanding depositary shares have been redeemed;

•

if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of Global Indemnity and the distribution has been distributed to the owners; or

•	with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

The depositary will forward to owners all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth the material terms and provisions of the debt securities.

On August 28, 2020, in connection with the merger of Global Indemnity Limited with and into New Cayco, each of Global Indemnity Limited, as successor to Global Indemnity plc, an Irish public limited company, GBLI Holdings, LLC, a wholly-owned subsidiary of Global Indemnity, as co-obligor, New CayCo, Wells Fargo Bank, National Association, as trustee (the “Original Trustee”), and U.S. Bank National Association, as series trustee of the 7.875% Subordinated Notes due 2047 (the “Series Trustee” and, together with the Original Trustee, the “Trustees”) entered into a Fourth Supplemental Indenture, dated as of August 28, 2020 (the “Fourth Supplemental Indenture”), to the base Indenture, dated as of August 12, 2015 (as supplemented, the “Indenture”). Pursuant to the Fourth Supplemental Indenture, New CayCo expressly assumed the obligations of Global Indemnity Limited under the Indenture.

On August 28, 2020, in connection with the merger of New Cayco with and into Global Indemnity Group, LLC, each of New CayCo, GBLI Holdings, LLC, Global Indemnity Group, LLC and the Trustees entered into a Fifth Supplemental Indenture, dated as of August 28, 2020 (the “Fifth Supplemental Indenture”).

The debt securities will be issued from time to time under the Indenture. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the Indenture and the debt securities and is qualified in its entirety by the provisions of the Indenture. You should refer to the Indenture and the form of debt security for complete information regarding the terms and provisions of the Indenture and the debt securities.

General

The Indenture does not limit the aggregate principal amount of debt securities that may be issued. Debt securities may be issued under the Indenture from time to time in one or more series. The Indenture does not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which the Company or its subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the debt securities will be the unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, the special U.S. federal income tax considerations applicable to such discounted securities will be described in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Debt securities of each series will be issued only in registered form, without coupons, in minimum denominations of $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

•

the title of such debt securities, whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•

the price or prices (which may be expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

•	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

•

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of common shares below certain levels for a minimum period of time);

•

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the Indenture may be served;

•

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

•

our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable prospectus supplement) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

•

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•

whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

•

whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

•

whether and under what circumstances the Company will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such debt securities rather than pay such additional amounts;

•	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

•

any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

•

whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture to the debt securities of the series;

•	a discussion of the material U.S. federal income tax considerations; and

•	any other terms of the series of debt securities and any additions to the Indenture.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the Trustees, the address of which will be stated in the applicable prospectus supplement. However, at our option, payments of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. Payments of the principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither the Company, the Trustees nor any of their respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•

will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at either of the respective Trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust offices of the Trustees or at the office of any registrar designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. The Company may act as registrar and may change any registrar without notice.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, all debt securities will include the provision described below.

The Company may not (1) consolidate with or merge with or into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into the Company or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to the Company unless:

•

in the case of (1) and (2) above, if the Company is not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of its other covenants under the Indenture;

•

immediately after giving effect to the transaction, no event of default under the Indenture, and no event that, after notice or lapse of time or both, would become an event of default under the Indenture, will have occurred and be continuing; and

•

the Company shall have delivered to the Trustees an officers’ certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental Indenture is required in connection with such transaction, such supplemental Indenture, comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Reporting by the Issuer

Under the Indenture, the Company will be required to file with the Trustees, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If the Company is not required to file information, documents or reports pursuant to either of said sections of the Exchange Act, then the Company shall file with the Trustees and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. The Company also will be required to file with the Trustee(s) and the SEC such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the Indenture as may be required from time to time under the rules and regulations of the SEC. Delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustees are entitled to rely exclusively on an officers’ certificate). The Trustees will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or the SEC’s EDGAR system or any website under the Indenture, or participate in any conference calls.

Ranking of Debt Securities

General

Because the Company is a holding company, its rights and the rights of its creditors, including you, as a holder of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Company is a creditor of the subsidiary. The right of creditors of the Company, including you, to participate in the distribution of stock owned by the Company in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

Senior Debt Securities

The senior debt securities will be unsecured unsubordinated obligations of the Company and will:

•	rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all indebtedness and mandatorily redeemable preferred shares of subsidiaries of the Company.

Except as otherwise set forth in the Indenture or specified in an authorizing resolution, officers’ certificate and/or supplemental Indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the Indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preference shares which may be issued by the Company or its subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be unsecured subordinated obligations of the Company. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, premium, if any, or interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all senior indebtedness of the Company. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, any senior indebtedness, unless and until such default has been cured or waived or has ceased to exist or such senior indebtedness has been discharged or repaid in full, no payment of any kind or character shall be made by the Company or any other person on the Company’s behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and a representative for the respective issue of senior indebtedness gives written notice of the event of default to the Trustees, then the Company may be subject to a blockage period, during which, unless and until all events of default have been cured or waived or have ceased to exist or the Trustees receive notice from the representative for the respective issue of senior indebtedness terminating such blockage period, neither the Company nor any other person on the Company’s behalf shall:

1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

2)	acquire any of the subordinated debt securities for cash, property or otherwise.

Unless otherwise provided in the applicable prospectus supplement, the terms of any subordinated debt securities will not restrict the amount of the Company’s or its subsidiaries’ senior indebtedness or other indebtedness. As a result, in the event of the Company’s insolvency, holders of the subordinated debt securities may recover ratably less than the Company’s general creditors.

Discharge and Defeasance

Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the debt securities of any series and the Indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt security certificates or other title documents, maintain paying agencies and hold moneys for payment in trust) if:

•

all outstanding debt securities of such series are delivered to the Trustees for cancellation and pay all sums payable by the Company under such debt securities and the Indenture with respect to such series; or

•

such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the Company deposits with the Trustees, in trust:

•

in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

•

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and authorizing resolution, officers’ certificate or supplemental Indenture provide otherwise, the Company may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants in the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

•

by delivering all outstanding debt securities of such series to the Trustees for cancellation and paying all sums payable by the Company under such debt securities and the Indenture with respect to such series;

•	by delivering to the Trustees an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over other creditors of the Company; and

•	after giving notice to the Trustees of the Company’s intention to defease all of the debt securities of such series, by irrevocably depositing with the Trustees or a paying agent:

•	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

•

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

•

the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which the Company is bound;

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

•

the Company has delivered to the Trustees an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the U.S. Internal Revenue Service received by us, a Revenue Ruling published by the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law.

If the Company effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, then the U.S. government obligations on deposit with the Trustees will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

The Company and the Trustees may modify, amend and/or supplement the Indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

•	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

•	change the currency of payment of principal of or interest on the debt securities;

•	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the Indenture relating to such series;

•	in the case of any subordinated debt securities, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

•

modify or change any provision of the Indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the Company with any provision of the Indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

•

without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the Indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

•

only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the Indenture relating to such series or the debt securities of such series having applicability solely to such series.

The Company and the Trustees may amend or supplement the Indenture or waive any provision of the Indenture and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, mistake, omission, defect or inconsistency as set forth in an officers’ certificate;

•

to make any change that does not, in our good faith opinion, adversely affect the interests of holders of such debt securities in any material respect, provided that any amendment or supplement conforming the Indenture, as applied to a series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of holders of such debt securities;

•	to provide for the assumption of our obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture;

•	to provide any security for such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers the Company has under the Indenture;

•

to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•

to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the Indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental Indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the Indenture; or

•

to evidence and provide for the acceptance of appointment by a successor Trustees with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustees, pursuant to the requirements of the Indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued hereunder:

•

the failure of the Company to pay interest on any debt securities of such series within 30 days of when due or principal (and premium, if any) of any debt securities of such series when due (including any sinking fund installment);

•

the failure of the Company to perform, or breach of, any covenant, warranty or agreement contained in the debt securities of such series or the Indenture relating to such series (other than those relating solely to another series of debt securities) for 60 days after a notice of default; and

•	certain events of bankruptcy, insolvency or reorganization.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The Trustees under the Indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the Trustees for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in the second bullet above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. The Company shall certify to the Trustees annually as to whether any default exists.

If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the Trustees for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to the Company (and to the Trustees for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustees for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the Indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such Indenture unless the Trustees for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the Trustees for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

The Indenture will provide that, subject to the duties of the Trustees to act with the required standard of care if there is a continuing event of default, the Trustees shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the Trustees security or indemnity satisfactory to it against any costs, expenses and liabilities which may be incurred by it in compliance with such request or direction. Subject to such provisions for security or indemnity of the Trustees, the holders of a majority in principal amount of the debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees, with respect to the debt securities of such series, provided that (1) such direction shall not be in conflict with any rule of law or with the Indenture, expose the Trustees to personal liability or be unduly prejudicial to the other holders not joining in such direction, and (2) the Trustees may take any other action deemed proper by the Trustees which is not inconsistent with such direction.

New York Law to Govern

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture will provide that the Company and the Trustees will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the debt securities or the transactions contemplated thereby.

Information Concerning the Trustee

The Company may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the Trustees and its affiliates in the ordinary course of business.

Under the Indenture, the Trustees are required to transmit a report to all holders if there is any change regarding its eligibility and qualifications as Trustees under the Indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE

CLASS A COMMON SHARES OR PREFERRED SHARES

The following summary sets forth the material terms and provisions of the Class A Common Share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between us and a stock warrant agent to be selected at the time of issue.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the preferred shares purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of Class A Common Shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other material terms of the stock warrants.

The Class A Common Shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc., which we refer to in this prospectus as FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the Class A Common Shares or the preferred shares, as the case may be, a certificate representing the number of Class A Common Shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number and class of Class A Common Shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of Class A Common Shares or preferred shares; and

•	a combination, subdivision or reclassification of Class A Common Shares or preferred shares.

In lieu of adjusting the number of Class A Common Shares or preferred shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of Class A Common Shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Global Indemnity in respect of the stock warrant.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between the Company and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other material terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the Indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common shares, preferred shares or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation, or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”

The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, our common shares, preferred shares, or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares or preferred shares;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•

any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold upon the exercise of rights to be granted by us on a pro rata basis to all of our existing security holders of the class of offered securities to which the rights attach. The rights would be issued by us without consideration and may or may not be transferable by the persons receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the Class A Common Shares, Class B Common Shares, and certain debt securities, will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the Class A Common Shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we are not obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) with respect to matters of U.S. federal securities laws. The validity of the securities offered hereby will be passed upon by Skadden.

EXPERTS

The consolidated financial statements and schedules of Global Indemnity appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Global Indemnity’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements (and schedules) are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at http://www.gbli.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede information in this prospectus or in any documents previously incorporated by reference. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded. See “Incorporation of Certain Information by Reference.”

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

In addition, we will make the information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC pursuant to the Securities Act and the Exchange Act are incorporated by reference in this Registration Statement:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025;

(b)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 7, 2025;

(c)

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024); and

(d)	our Current Reports on Form 8-K filed with the SEC on January 22, 2025, March 5, 2025 and June 9, 2025 (only with respect to Item 5.02 information).

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the SEC and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. You may request such documents by contacting us at:

Global Indemnity Group, LLC

112 S. French Street, Suite 105

Wilmington, DE 19801 USA

Email: info@global-indemnity.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby.

SEC registration fee	$76,550
Printing fees and expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)

Total	$(1)

(1)	These fees and expenses are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Global Indemnity is a Delaware limited liability company. Section 18-108 of the DLLCA provides that, subject to the standards and restrictions set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Our LLC Agreement provides that each of our current or former directors (including, for the avoidance of doubt, each Designated Director (as defined in our LLC Agreement) and executive officers (and each current and former director and executive officer of our predecessors (collectively, “Indemnified Persons”) shall be indemnified to the fullest extent permitted by the DLLCA, against all losses (including expenses) incurred by such Indemnified Persons in connection with any claims involving such Indemnified Persons in their capacity as Indemnified Persons (“Indemnified Claims”); provided, that Indemnified Claims will not include claims brought (i) by such Indemnified Person, unless such claim was authorized by the Board or is brought to enforce such Indemnified Person’s rights to indemnification under our LLC Agreement, or (ii) by the Company against such Indemnified Person with the prior approval of the Board. Notwithstanding the foregoing, Indemnified Persons (i) will not be entitled to indemnification for any claim (including Indemnified Claims) if and to the extent that there has been a final, non-appealable determination that such Indemnified Person engaged in Fraud (as defined in our LLC Agreement) with respect to such claim and (ii) will be entitled to indemnification with respect to claims brought by or against such Indemnified Persons that are not Indemnified Claims if they are successful on the merits with respect to such claims pursuant to a final, non-appealable determination.

Indemnified Persons will be entitled, under our LLC Agreement, to advancement of expenses (including attorneys’ fees) in connection with any Indemnified Claims prior to the resolution thereof upon the receipt by us of an undertaking by or on behalf of such Indemnified Persons to repay such amount if it ultimately shall be determined that the Indemnified Persons are not entitled to be indemnified.

ITEM 16.	EXHIBITS.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Share Designation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K12B filed with the SEC on August 28, 2020 (File No. 001-34809)).

3.2	Third Amended and Restated Limited Liability Company Agreement of Global Indemnity Group, LLC (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on January 22, 2025 (File No. 001-34809)).

4.1	Indenture, dated as of August 12, 2015, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, dated August 12, 2015) (File No. 001-34809)).

4.2	First Supplemental Indenture, dated November 7, 2016, among Global Indemnity Limited, Global Indemnity plc and Wells Fargo Bank, National Association, as Trustee, to the Indenture, dated as of August 12, 2015 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K12B, dated November 7, 2016 (File No. 001-34809)).

4.3	Second Supplemental Indenture, dated as of March 23, 2017, among Global Indemnity Limited, Wells Fargo Bank, National Association, and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, dated March 23, 2017 (File No. 001-34809)).

4.4	Form of 7.875% Subordinated Notes due 2047 (incorporated by reference to Exhibit 4.7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-34809)).

4.5	Third Supplemental Indenture, dated as of April 25, 2018, by and among the Company, Wells Fargo Bank, National Association, and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, dated April 25, 2018 (File No. 001-34809)).

4.6	Fourth Supplemental Indenture, dated as of August 28, 2020, among Global Indemnity Limited, GBLI Holdings, LLC, New CayCo, Wells Fargo Bank, National Association, as trustee and U.S. Bank, National Association, as trustee, to the Indenture dated as of August 12, 2015 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K12B, dated August 28, 2020 (File No. 001-34809)).

4.7	Fifth Supplemental Indenture, dated as of August 28, 2020, among New CayCo, GBLI Holdings, LLC, Global Indemnity Group, LLC, Wells Fargo Bank, National Association, as trustee and U.S. Bank, National Association, as trustee, to the Indenture dated as of August 12, 2015 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K12B, dated August 28, 2020 (File No. 001-34809)).

4.8*	Form of Preferred Share Certificate.

4.9*	Form of Deposit Agreement (including form of Depositary Receipt).

4.10*	Form of Warrant Agreement (including form of Warrant Certificate).

4.11*	Form of Purchase Contract (including form of Purchase Contract Certificate).

4.12*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).

5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature pages hereto).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as the Trustee under the Indenture dated as of July 1, 2015 with respect to the debt securities (incorporated by reference to Exhibit 25.1 of the Company’s Registration Statement on Form S-3, filed with the SEC on July 2, 2015 (File No. 333-205451)).

107	Filing Fee Table.

*

To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other Securities Exchange Act of 1934 report in connection with an offering of securities.

**	Filed herewith.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Global Indemnity’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Wilmington, State of Delaware, on this 11th day of June, 2025.

GLOBAL INDEMNITY GROUP, LLC

By:	/s/ Brian J. Riley
Name: Brian J. Riley
Title: Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Joseph W. Brown and Nathaniel D. DeRose, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph W. Brown Joseph W. Brown	Chief Executive Officer and Director (principal executive officer)	June 11, 2025

/s/ Brian J. Riley Brian J. Riley	Chief Financial Officer (principal financial and accounting officer)	June 11, 2025

/s/ Saul A. Fox Saul A. Fox	Chairman of the Board of Directors	June 11, 2025

/s/ Seth J. Gersch Seth J. Gersch	Director	June 11, 2025

/s/ Fred E. Karlinsky Fred E. Karlinsky	Director	June 11, 2025

/s/ Bruce R. Lederman Bruce R. Lederman	Director	June 11, 2025

/s/ Thomas M. McGeehan Thomas M. McGeehan	Director	June 11, 2025

/s/ Jason C. Murgio Jason C. Murgio	Director	June 11, 2025